Exhibit 99.1

Selected Preliminary Financial Results for Second Quarter of Fiscal 2023

Below is a summary of certain preliminary estimates regarding our financial results for the quarter ended December 31, 2022. This preliminary financial information is based upon our estimates and is subject to completion of our financial closing procedures. Moreover, this preliminary financial information has been prepared solely on the basis of information that is currently available to, and that is the responsibility of, management. Our independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this information. This preliminary financial information is not a comprehensive statement of our financial results for the quarter ended December 31, 2022, and remains subject to, among other things, the completion of our financial closing procedures, final adjustments, completion of our internal review and review by our independent registered public accounting firm of our financial statements for the quarter ended December 31, 2022, which may materially impact the results and expectations set forth below.

We expect revenue for the three months ended December 31, 2022 to be approximately $5.9 million. We recorded revenue of approximately $3.7 million for the three months ended December 31, 2021.

As of December 31, 2022, prior to the closing of the acquisition of Grinding & Dicing Services, Inc. and the payment of $14.0 million in cash as a portion of the purchase price as described below, we had $46.6 million of cash and cash equivalents.